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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            WORLD OF SCIENCE, INC.
            (Exact name of registrant as specified in its charter)

              New York                                16-0963838
(State of incorporation or organization)           (I.R.S. Employer
                                                  Identification No.)

         900 Jefferson Road, Building Four, Rochester, New York 14623 (Address, including zip code of registrant's principal executive offices)

     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.     [_]

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.     [_]

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------
     None                                     None

     Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
                           par value $.01 per share
        ______________________________________________________________
                               (Title of class)


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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

     The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), as included under the caption "Description of Capital Stock" at page 35 of the Prospectus forming a part of the Registrant's pre-effective Amendment No. 1 to its Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on June 5, 1997, Registration Number 333-25031, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.

Item 2.   Exhibits.
          --------

   1. Form of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed with the Commission on April 11, 1997 (Registration Number 333-25031)).

   2. Form of Bylaws of the Registrant, as amended (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed with the Commission on April 11, 1997 (Registration Number 333-25031)).

   3. Specimen Certificate of Common Stock of Registrant (incorporated herein by reference to the Registrant's pre-effective Amendment No.1 to its Registration Statement on Form S-1 filed with the Commission on June 5, 1997 (Registration Number 333-25031)).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  June 10, 1997                   WORLD OF SCIENCE, INC.

                                       By:  /s/ Charles A. Callahan
                                       ________________________________
                                                Charles A. Callahan
                                                Chief Financial Officer


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